UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): December 18, 2008
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2008, Chico’s FAS, Inc. (the “Company”) entered into amendments to the employment agreements with Scott A. Edmonds, Chairman of the Board, President and Chief Executive Officer, Charles L. Nesbit, Jr. Executive Vice President — Chief Operating Officer, and Mori C. MacKenzie, Executive Vice President — Chief Stores Officer. The Company amended these employment agreements to reflect certain technical changes intended to ensure that these employment agreements comply with requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to make certain other technical changes. The amendments primarily affect the timing, but not the amount, of compensation that may be received, the timing of deferral distribution elections and the definition of certain of the payment triggers. Copies of the amendments to the employment agreements are attached hereto as Exhibit 10.1-10.3, each of which is incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits:

Exhibit 10.1	Amendment No. 2 to Employment Agreement between the Company and Scott A. Edmonds, effective as of December 18, 2008

Exhibit 10.2	Amendment No. 1 to Employment Agreement between the Company and Charles L. Nesbit, Jr., effective as of December 18, 2008

Exhibit 10.3	Amendment No. 2 to Employment Agreement between the Company and Mori C. MacKenzie, effective as of December 18, 2008

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: December 19, 2008	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President —
Finance, Chief Accounting Officer and Assistant Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Amendment No. 2 to Employment Agreement between the Company and Scott A. Edmonds, effective as of December 18, 2008

Exhibit 10.2	Amendment No. 1 to Employment Agreement between the Company and Charles L. Nesbit, Jr., effective as of December 18, 2008

Exhibit 10.3	Amendment No. 2 to Employment Agreement between the Company and Mori C. MacKenzie, effective as of December 18, 2008

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